Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports Third Quarter 2014 Financial Results

$58.3 Million in Net Revenue versus $29.2 Million in Q3 2013

Cash, Cash Equivalents, and Investments Up at the End of Quarter to $89.5 million

PHOENIX, AZ – November 11, 2014 -- Insys Therapeutics, Inc. (NASDAQ: INSY) today announced its financial results for the three- and nine- month periods ended September 30, 2014. Third quarter 2014 highlights include:

●	Total net revenue increased to $58.3 million versus $29.2 million for the third quarter of 2013;

●	Revenues from Subsys® (fentanyl sublingual spray) were $58.2 million, up 105% compared with third quarter 2013 sales of $28.4 million;

●

Net income increased to $11.5 million, or $0.33 per basic and $0.31 per diluted share, compared to net income of $11.6 million, or $0.36 per basic and $0.34 per diluted share, for the third quarter of 2013;

●	Non-GAAP adjusted net income grew to $0.63 per diluted share compared to $0.39 per diluted share for the third quarter of 2013; and,

●	Cash, cash equivalents and investments increased by $14.2 million to $89.5 million as of September 30, 2014, compared to $75.3 million as of June 30, 2014.

“We are pleased to report another strong quarter, in which our revenue and gross profit doubled largely driven by the continued, successful execution of our Subsys strategy,” said Michael L. Babich, President and Chief Executive Officer. “We also made significant strides on multiple research and development programs. We are excited to advance four of these programs into late-stage clinical trials in 2015.

“Specifically, we will initiate pivotal Phase III clinical trials with three of our spray candidates: buprenorphine spray for acute pain, buprenorphine/ naloxone spray to treat opioid dependence, and ondansetron spray to treat nausea and vomiting. These three candidates address multi-billion dollar markets in which we believe patients’ needs could be better served through easy-to-administer, rapid-onset treatment via our proprietary delivery technology.

“We will also advance our pharmaceutical cannabidiol (CBD) candidate to treat Dravet Syndrome and Lennox-Gastaut Syndrome, two of the four indications for which it has U.S. Orphan Drug Designation.  Following a Phase I dose-ranging study, we will initiate a Phase III clinical trial in Lennox-Gastaut and Dravet patients in 2015,” Babich concluded.

Insys Therapeutics Reports Third Quarter 2014 Results	Page 2
November 11, 2014

Third Quarter 2014 Financial Results

Total net revenue for the third quarter of 2014 was $58.3 million compared to $29.2 million for the third quarter of 2013, an increase of 100%. A summary of total revenue is outlined below (in millions):

	Three Months Ended September 30,		Increase
	2014	2013	(Decrease)
Product sales, net
Subsys	$58.2	$28.4	$29.8
Dronabinol SG Capsule	0.1	0.8	(0.7)
Total net revenue	$58.3	$29.2	$29.1

Gross margin was 90.8% for the third quarter of 2014 compared with 89.4% for the third quarter of 2013. The increase in gross margin was due primarily to a recent price increase taken for Subsys.

Sales and marketing expense was $15.1 million during the third quarter of 2014, compared to $8.0 million for the third quarter of 2013. As a percentage of revenue, sales and marketing expense decreased to 25.8% as compared with 27.3% in the third quarter of 2013.

Research and development expense increased to $7.0 million for the third quarter of 2014, compared to $1.7 million for the third quarter of 2013, primarily as a result of a pipeline development investment during 2014.

General and administrative expense increased to $10.8 million for the third quarter of 2014, compared to $4.3 million for the third quarter of 2013, primarily resulting from costs incurred in connection with various legal matters.

Income tax expense was $8.6 million for the third quarter of 2014, compared with $0.5 million in the prior year quarter, reflecting an effective corporate tax rate of 42.7%.

Net income for the third quarter of 2014 was $11.5 million, or $0.33 per basic and $0.31 per diluted share, compared to net income of $11.6 million, or $0.36 per basic and $0.34 per diluted share, for the third quarter of 2013. Non-GAAP adjusted net income for the third quarter of 2014 was $23.1 million, or $0.63 per diluted share, compared to non-GAAP adjusted net income of $13.3 million, or $0.39 per diluted share, in the prior year quarter. The reconciliation of net income to Non-GAAP adjusted net income is included at the end of this press release.

Liquidity
The Company had $89.5 million in cash, cash equivalents, and short-term and long-term investments, no debt, and $145.0 million in stockholders' equity as of September 30, 2014.

Subsequent Events
Pipeline Developments

●	Insys received DEA approval to manufacture synthetically its CBD and was granted a quota to produce 15kg of CBD in 2014. The company expects a larger quota in 2015 for its continued clinical studies.

●

Insys received a Refusal to File Letter from the FDA for its proprietary Dronabinol Oral Solution because it provided an incomplete pediatric study plan in its NDA submission. The Company subsequently submitted the pediatric study plan to the FDA. The Company intends to discuss the plan with the FDA, and to resubmit the NDA to the FDA thereafter.

●	Insys filed an IND for its buprenorphine/naloxone for opioid dependence sublingual spray candidate in October 2014. This IND was cleared by the FDA in early November.

●	Insys remains on track to file INDs for ondansetron sublingual spray to treat nausea and vomiting and CBD to treat Lennox-Gastaut Syndrome and Dravet Syndrome in the fourth quarter of 2014.

Conference Call

Insys management will host its third quarter conference call as follows:

Date	Tuesday, November 11, 2014
Time	11:00 EST
Telephone	800-735-5968 (U.S.) or 212-231-2921 (International)
Webcast (live and archive)	www.insysrx.com or click here

A telephone replay will be available shortly after the completion of the call for two weeks at 800-633-8284 (U.S.) or    402-977-9140 (International). The conference call ID number for the replay is 21738685.

Insys Therapeutics Reports Third Quarter 2014 Results	Page 3
November 11, 2014

About Insys Therapeutics, Inc.

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using our proprietary sublingual spray technology and our capability to develop pharmaceutical cannabinoids, Insys addresses the clinical shortcomings of existing commercial products. Insys currently markets two products, Subsys®, which is sublingual Fentanyl spray for breakthrough cancer pain, and a generic version of Dronabinol (THC) capsules. The Company's lead product candidate is Dronabinol Oral Solution, a proprietary orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in a soft gel capsule. Insys is developing a pipeline of sublingual sprays, as well as pharmaceutical cannabidiol.

Subsys® is a registered trademark of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements regarding our pharmaceutical Cannabinoid program; our expectations regarding receiving a larger quota of CBD from the DEA in 2015; our strategy and timeline regarding the NDA submission for Dronabinol Oral Solution; our expectations related to IND Applications and related timelines for CBD to treat Dravet Syndrome and Lennox-Gastaut Syndrome and ondansetron for nausea and vomiting; our expectations related to planned Phase III clinical trials for buprenorphine for pain, buprenorphine/naloxone for opioid dependence, ondansetron for nausea and vomiting, and CBD to treat Dravet Syndrome and Lennox-Gastaut Syndrome; our belief that our Dronabinol Oral Solution formulation will provide cancer and AIDS patients with several advantages over the currently available gelatin capsules and an alternative to medical marijuana.  These forward-looking statements are based on management's expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control.  These factors include, but are not limited to risks regarding:  our dependence on sales of Subsys and Dronabinol; market acceptance, including by third-party payors, of our products; the success of our marketing strategies; our early stage of commercialization; our ability to manage growth in our business; our ability to timely resubmit and obtain acceptance for filing of our revised NDA for Dronabinol Oral Solution; our ability to obtain regulatory approval for Dronabinol Oral Solution; manufacturing failures; challenges relating to our construction and operation of a second dronabinol manufacturing facility; our limited manufacturing capabilities and our reliance on third parties in our product supply chain; delays in manufacturing or interruption of our sublingual spray delivery system; competition; our ability to achieve and maintain adequate levels of third-party payor and reimbursement coverage for sales of our products; our reliance on wholesale pharmaceutical distributors for sales of our products through to the retail distribution channel; our reliance on third parties for the performance of services relating to Subsys, including invoicing, storage and transportation; our ability to develop a pipeline of product candidates; our failure to obtain or maintain Schedule III classification for our dronabinol products; failure of our clinical trials to demonstrate acceptable levels of safety and efficacy; expenses, delays, changes and terminations that could adversely affect the design and implementation of our clinical trials; reliance on third parties to conduct and oversee our clinical trials; acceptance by the FDA of our data from our clinical trials conducted outside the United States; risks and uncertainties associated with starting materials sourced from India; our ability to meet Section 505(b)(2) regulatory approval pathways or requirements for our product candidates; annual DEA quotas on the amount of dronabinol allowed to be produced in the United States; our failure to successfully acquire, develop or market additional product candidates; our ability to retain key management and other personnel; employee misconduct and improper activities; our ability to utilize our net operating loss and research and development tax credit carry forwards; the adverse impacts of strategic transactions; our exposure to product liability claims; our ability to comply with environmental laws relating to our use of hazardous materials; accounting estimates; security system failures; natural disasters; our significant operating losses and need for potential additional funding; restrictions on our business imposed by our credit facility; market fluctuation and economic conditions; our failure to comply with federal and state healthcare laws, including fraud and abuse and health information privacy and security laws; the regulatory impact on our existing Subsys and Dronabinol products as well as our future product candidates; undesirable side effects of our products and the potential for post-approval regulatory action relating to such side effects; the impact of changes in policies and funding resulting from healthcare reform measures, including the impact on the funding, staffing and leadership of the FDA and other agencies; our ability to obtain and enforce patent rights or other intellectual property rights that cover our products and product candidates; the potential for rescission of invention assignments existing in favor of the Company from its employees, including the potential for rescission of invention rights resulting from a current lawsuit between Insys Pharma and Santosh Kottayil; costs of litigation and our ability to protect our intellectual property rights; our exposure to litigation relating to infringement suits against the Company; our exposure to claims that our employees or independent contractors have wrongfully used or disclosed to the Company trade secrets of their other clients or former employers; our compliance with the procedural, document submission, fee payment and other requirements needed to apply for patents; control over the Company by our founder, Executive Chairman and principal stockholder; fluctuation in the price of our common stock; lack of, or inaccurate, published research about the Company; the impact of future sales of our common stock or securities convertible into our common stock; the effect of anti-takeover provisions in our charter documents and under Delaware law; the impact of our abbreviated disclosures as allowed by the JOBS Act because of our status as an “emerging growth company”; our intention to not pay dividends in the foreseeable future; our failure to remediate significant deficiencies or material weaknesses in our internal control over financial reporting and related compliance with SEC and stock exchange listing standards; and the costs and management distraction resulting from being a public company.  For a further description of these and other risks facing the Company, please see the risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequent updates that may occur in our Quarterly Reports on Form 10-Q.  Forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.

Insys Therapeutics Reports Third Quarter 2014 Results	Page 4
November 11, 2014

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Insys is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated income statements and cash flow data prepared in accordance with GAAP. In addition, Insys’ definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

●	Interest income (expense), net
●	Provision for income taxes
●	Depreciation and amortization
●	Non-cash stock compensation expense

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash operating expenses that may be subject to uncontrollable factors not reflective of the Company’s true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income:

●	Plus, the recorded provision for income taxes
●	Plus, non-cash expenses, such as stock compensation expense and non-cash interest
●	Minus, an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items.

Insys Therapeutics Reports Third Quarter 2014 Results	Page 5
November 11, 2014

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

Contacts: Darryl S. Baker Chief Financial Officer Insys Therapeutics, Inc. 602-910-2617	Lisa M. Wilson President In-Site Communications, Inc. 212-452-2793

-- Financial tables follow --

Insys Therapeutics Reports Third Quarter 2014 Results	Page 6
November 11, 2014

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$58,281	$29,211	$155,613	$59,091
Cost of revenue	5,390	3,096	16,718	7,454
Gross profit	52,891	26,115	138,895	51,637

Operating expenses:
Sales and marketing	15,061	7,969	40,756	18,723
Research and development	7,018	1,737	20,215	5,348
General and administrative	10,790	4,274	30,047	9,423
Total operating expenses	32,869	13,980	91,018	33,494

Income from operations	20,022	12,135	47,877	18,143
Other income (expense),net	-	(24)	2	(22)
Interest income (expense), net	43	8	86	(937)
Income before income taxes	20,065	12,119	47,965	17,184
Income tax expense	8,560	532	19,337	907
Net income	$11,505	$11,587	$28,628	$16,277

Net income per common share:
Basic	$0.33	$0.36	$0.84	$0.69
Diluted	$0.31	$0.34	$0.78	$0.64

Shares used in computing net income per common share:
Basic	34,616,763	32,107,026	34,160,502	23,718,905
Diluted	36,564,466	34,183,707	36,556,922	25,398,558

Percentage of Net revenue:

Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	9.2%	10.6%	10.7%	12.6%
Gross profit	90.8%	89.4%	89.3%	87.4%

Operating expenses:
Sales and marketing	25.8%	27.3%	26.2%	31.7%
Research and development	12.0%	5.9%	13.0%	9.1%
General and administrative	18.5%	14.6%	19.3%	15.9%
Total operating expenses	56.4%	47.9%	58.5%	56.7%

Income (loss) from operations	34.4%	41.5%	30.8%	30.7%
Interest and other expense, net	0.1%	0.0%	0.1%	-1.6%
Income (loss) before income taxes	34.4%	41.5%	30.8%	29.1%
Income tax expense	14.7%	1.8%	12.4%	1.5%
Net income (loss)	19.7%	39.7%	18.4%	27.5%

Insys Therapeutics Reports Third Quarter 2014 Results	Page 7
November 11, 2014

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS:
Cash and cash equivalents including restricted cash	$47,410	$45,782
Short-term investments	15,415	-
Accounts receivable, net	27,659	16,313
Inventories	31,441	14,528
Prepaid expenses and other current assets	6,761	5,527
Long-term investments	26,683	-
Other non-current assets	32,782	18,408
Total assets	$188,151	$100,558

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Accounts payable and accrued expenses	$43,188	$21,081
Stockholders' equity	144,963	79,477
Total liabilities and stockholders' equity	$188,151	$100,558

Insys Therapeutics Reports Third Quarter 2014 Results	Page 8
November 11, 2014

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$11,505	$11,587	$28,628	$16,277
Adjustments to arrive at EBITDA:
Interest (income) expense, net	(43)	(8)	(86)	937
Income tax expense	8,560	532	19,337	907
Depreciation and amortization expense	603	444	1,710	1,309
EBITDA	20,625	12,555	49,589	19,430
Non-cash stock compensation expense	3,037	1,697	11,224	4,101
Adjusted EBITDA	$23,662	$14,252	$60,813	$23,531

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$11,505	$11,587	$28,628	$16,277
Income tax expense	8,560	532	19,337	907
Income before income taxes	20,065	12,119	47,965	17,184
Adjustments to arrive at Adjusted net income:
Non-cash stock compensation expense	3,037	1,697	11,224	4,101
Non-cash interest expense	-	-	-	900
Adjusted income before income taxes	23,102	13,816	59,189	22,185
Adjusted income tax provision	-	532	-	907
Adjusted net income	$23,102	$13,284	$59,189	$21,278

Adjusted net income per diluted share	$0.63	$0.39	$1.62	$0.84

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